FOR IMMEDIATE RELEASE
For more information, please contact:

Debbie Laudermilk                                     Christie Peterson
Investor Relations                                    Corporate Communications
512-464-9411                                          512-464-9321
investor.relations@silabs.com

                   SILICON LABORATORIES COMPLETES MERGER
                           WITH KRYPTON ISOLATION
         --ACQUISITION FORMS WORLD'S PREMIER SILICON DAA SOURCE--

      AUSTIN, TEXAS - AUGUST 10, 2000 - Silicon Laboratories Inc. (Nasdaq:
SLAB), the mixed-signal integrated circuit (IC) innovator for the communications industry, today announced the completion of its previously announced acquisition of Krypton Isolation, a California-based semiconductor company. The acquisition joins the industry's pioneers in silicon Direct Access Arrangement (DAA) technology, forming the world's leading source for innovative solutions that provide isolation between a communications system and the telephone network, as required by the FCC and equivalent agencies throughout the world.

      As part of the acquisition, Krypton becomes a wholly-owned subsidiary of Silicon Laboratories and will operate at its existing Pleasanton, CA, office under the name Silicon Labs Isolation, Inc. All Krypton products will be marketed under the Silicon Laboratories brandname.

SILICON LABORATORIES INC.
Silicon Laboratories Inc. designs, manufactures and markets proprietary high-performance mixed-signal integrated circuits (ICs) for the wireless and wireline communications industries. Silicon Laboratories is an ISO9001-certified manufacturer and has applied for over 70 patents on its mixed-signal technology. The Company was incorporated in 1996 and is based in Austin, Texas. Additional information about Silicon Labs is available at WWW.SILABS.COM or through the toll-free investor relations line at 1-877-411-SLAB (7522).




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                   SILICON LABORATORIES COMPLETES MERGER WITH KRYPTON ISOLATION
                                                                         PAGE 2

CAUTIONARY LANGUAGE

        This press release may contain forward-looking statements based on Silicon Laboratories' current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the widespread market acceptance of DAA products, our dependence on customers to support our products, our reliance on a relatively few number of customers for a large portion of our revenues, and the integration of Krypton's business, products and technologies into Silicon Laboratories' business, marketing activities and strategic focus.
For a discussion of these and other factors which could impact Silicon Labs' financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to Silicon Labs' recent filings with the SEC, particularly the Form 10-Q filed July 17, 2000 and the Registration Statement on Form S-1 for Silicon Labs' initial public offering, as consummated on March 23, 2000.


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Note to editors: Silicon Laboratories, Silicon Labs Isolation and the Silicon
Laboratories logo are trademarks of Silicon Laboratories Inc. All other product or brand names noted herein may be trademarks of their respective holders.








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